UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

CLEAR-LITE HOLDINGS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-52877	20-8257363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

102 NE 2nd Street, PMB 400, Boca Raton, Florida	33432-3908
(Address of Principal Executive Offices)	(Zip Code)

(561) 544-6966
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02 Unregistered Sales of Equity Securities

On December 31, 2009, Clear-Lite Holdings, Inc., (the “Company”) consummated a private placement (the “Private Offering”) with one (1) accredited investor for the issuance and sale of a convertible promissory note (the “Note”) and Series A and Series B common stock purchase warrants (the “Series A Warrant” and the “Series B Warrant” collectively the “Warrants”).

The Note is for the principal amount of $72,000 and is convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at an exercise price of $0.30 per share.  The Series A Warrant entitles the investor to purchase up to 240,000 shares of Common Stock at an exercise price of $0.30 per share. The Series B Warrant entitles the investor to purchase up to 240,000 shares of Common Stock at an exercise price of $0.60 per share.  The Warrants expire five years from the date of issuance.  The aggregate face amount of the Note prior to the application of any original issue discount was $72,000 and the gross proceeds received by the Company was $60,000.

The Private Offering was an unregistered sale of securities conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Private Offering, the Notes, Subscription Agreement and the Warrants are not intended to be complete and is qualified in their entirety by the complete text of those agreements attached as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Subscription Agreement
10.2	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

CLEAR-LITE HOLDINGS, INC.

Date: January 7, 2010	By:	/s/ Thomas J. Irvine
Thomas J. Irvine
President

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